Alan R. Swift, CPA, P.A.

April 29, 2015

Securities and Exchange Commission Office of Chief Accountant

100 F Street N.E. Washington, D.C. 20549

Re: Max Sound Corporation File Ref. No. 000-51886

We have read the statements made by Max Sound Corporation, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Max Sound Corporation Form 8-K report dated April 29, 2015. We agree with such statements as they pertain to our Firm in such Form 8-K, dated April 29, 2015.

Regards,

Alan R. Swift, CPA, P.A.

Certified Public Accountants and Consultants

Palm Beach Gardens, FL